                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement          / /  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              KAYDON CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- - --------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               KAYDON CORPORATION

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                                                                  Tampa, Florida
                                                                   March 7, 1995

To Shareholders:

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held at Tampa Airport Marriott, Tampa International Airport, Tampa, Florida on Wednesday, April 26, 1995 at 10:00 a.m. for the following purposes:

          (1) to elect a Board of Directors;

          (2) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on February 27, 1995 are entitled to notice of and to vote at the meeting.

                                           JOHN F. BROCCI
                                           Vice President Administration
                                           Corporate Secretary

     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY.

You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of Shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

                               KAYDON CORPORATION
                          ARBOR SHORELINE OFFICE PARK
                         19345 U.S. 19 NORTH, SUITE 500
                           CLEARWATER, FLORIDA 34624

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 1995

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                                                   March 7, 1995

INTRODUCTION

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held on Wednesday, April 26, 1995, at the Tampa Airport Marriott, Tampa International Airport, Tampa, Florida at 10:00 a.m. for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon's Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

     Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan and the Electro-Tec Corporation Employee Retirement Benefit Plan will receive separate voting instruction cards covering the shares held for participants in those Plans. Voting instruction cards must be returned or the shares will not be voted by the trustee.

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.

     At the Annual Meeting, holders of Kaydon's Common Stock shall have one vote per share.

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of Shareholders next succeeding their election and until their successors have been duly elected and qualified.

     The Directors shall be elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders constitutes a quorum. Votes are counted at the meeting by the Inspector of Elections. Abstentions will be counted as votes for the election of all nominees as Directors. Broker non-votes will be voted for the election of all nominees as Directors.

     If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors.

NAME AND AGE OF NOMINEES

Glenn W. Bailey (69).......  Mr. Bailey was the Chairman of the Board of Kaydon
                             Corporation from its organization in October 1983 until April 1987. He was the Chairman and President of Bairnco from its organization in January 1981 through May 1990. Mr. Bailey has been Chairman of Keene Corporation since 1967. He is also on the Board of Directors of the Genlyte Group Inc.

Gerald J. Breen (49).......  Mr. Breen has been the owner, President and Chief
                             Executive Officer of Cuyam Corporation since 1986. From 1983 to 1986, Mr. Breen was the President and General Manager of Hendrickson International, and was with Imperial Clevite, Inc. from 1972 to 1983, his last position being that of Vice President, Replacement Marketing. He has been a Director of Kaydon since January 1992.

Lawrence J. Cawley (60)....  Mr. Cawley has been Chairman of the Board and Chief
                             Executive Officer of Kaydon Corporation since September 1989. From November 1987 to September 1989, he was President and Chief Executive Officer of Kaydon. He served as Kaydon's President and Chief Operating Officer from April 1987 to November 1987 and was President of the Bearing Division of Kaydon from October 1985 to April 1987. Prior to joining Kaydon, Mr. Cawley was President and General Manager of Clevite, a division of Imperial Clevite Corporation.

Stephen K. Clough (41).....  Mr. Clough has been President and Chief Operating
                             Officer of Kaydon Corporation and a member of Kaydon's Board of Directors since September 1989. Prior to that he was Vice President and General Manager of Kaydon's Bearing Division from April 1987 to October 1989 and was Vice President of Operations of the Automotive Division of Kaydon from April 1986 to April 1987. Prior to joining Kaydon, Mr. Clough was a Plant Manager in the Engine Parts Division of Imperial Clevite Corporation.

John H.F. Haskell, Jr.
(62).......................  Mr. Haskell has served as a Managing Director of
                             Dillon, Read & Co. Inc. since 1975. Mr. Haskell is a member of the Board of Directors of Dillon, Read & Co. Inc., and Chairman of the Supervisory Board of Dillon, Read (France) Gestion, an indirect subsidiary of Dillon, Read & Co. Inc. located in France. Mr. Haskell is a Director of The Equitable Companies Incorporated and The Equitable Life Assurance Society of the United States. He is also a member of the Council on Foreign Relations. He has been a Director of Kaydon since December 1984.

Norton Stevens (64)........  Mr. Stevens is a private investor located in New
                             York City. From 1958-1985, he was Chairman and CEO of Norlin Corporation and its predecessor companies including the Ecuadorian Corporation, Limited in Ecuador. He is a Director of the Inter-American Foundation, the International Rescue Committee, and is a member of The Council on Foreign Relations. He has been a Director of Kaydon since December 1987.

                   DIRECTOR COMPENSATION AND BOARD COMMITTEES

     During 1994, Kaydon's Board of Directors met six times for regular meetings. Each outside Director received $1,750 for each attendance of the Board of Directors regular meeting. Each outside Director was paid $12,000 as a retainer for the year, which amount is paid quarterly. During the year no options for Kaydon stock were awarded to the outside Directors. Each Director attended more than 75% of the aggregate of the total meetings of the Board of Directors, and the total number of meetings held by all committees of the Board of Directors on which the Directors served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The principal responsibilities of the Audit Committee are to ensure for the Board of Directors: (a) that generally accepted accounting principles are being followed; and (b) that the total audit coverage of the Corporation and its subsidiaries is satisfactory. The Audit Committee provides an open avenue of communication between management and the external auditors and the Board of Directors. The Committee reviews the nature of all services performed by the external auditors, including the scope and extent of their audit, the results of their audit, and their compensation. The Committee met two times during the year. The members of the Committee are: John H.F. Haskell, Jr. and Glenn W. Bailey.

     The principal responsibilities of the Compensation Committee are to: (a) review and advise management on broad compensation policies, incentive programs, stock option and stock purchase plans, deferred compensation and retirement plans; (b) approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers; (c) take certain actions required or permitted to be taken by the Board of Directors under the stock option plan and incentive compensation plans of Kaydon; and (d) review recommendations for major changes in compensation, benefit and retirement plans which have application to significant numbers of Kaydon's total employees and which require review or approval of the Board of Directors. The Committee met three times during the year. The members of the Committee are Norton Stevens and Gerald J. Breen.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NUMBER OF SHARES OUTSTANDING, RECORD DATE AND LIST OF SHAREHOLDERS

     Only shareholders of record at the close of business on February 27, 1995 are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date there were 16,674,159 shares of common stock of Kaydon outstanding. A shareholders list will be available for examination by shareholders at the Annual Meeting in accordance with Section 219 of the Delaware Corporation Law.

       COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1994, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon's issued and outstanding stock:

                                                                                    PERCENTAGE OF
                 NAME AND ADDRESS                    AMOUNT AND NATURE          ISSUED AND OUTSTANDING
                OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)          COMMON STOCK
    -------------------------------------------  --------------------------     ----------------------
    Neuberger and Berman.......................             877,100                     5.25%
      605 Third Avenue
      New York, NY 10158-3698
    First Pacific Advisors, Inc................           1,203,200                     7.23%
      11400 West Olympic Boulevard
      Suite 1200
      Los Angeles, CA 90064

- - ---------------
(1) These shares are owned by various individual and institutional investors for which Neuberger and Berman and First Pacific Advisors, Inc., respectively, serve as investment advisors with power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 Neuberger and Berman and First Pacific Advisors, Inc., are deemed to be beneficial owners of such shares; however, each expressly disclaims that they are, in fact, the beneficial owners of such shares.

     The following table presents information regarding beneficial ownership of Kaydon's common stock by each member of the Board of Directors and other Executive Officers as of February 27, 1995.

                                                                                     PERCENTAGE OF ISSUED
                                                          AMOUNT AND NATURE OF          AND OUTSTANDING
                                                        BENEFICIAL OWNERSHIP OF         COMMON STOCK ON
                  BOARD OF DIRECTORS                          COMMON STOCK             FEBRUARY 27, 1995
- - ------------------------------------------------------  ------------------------     ---------------------
Glenn W. Bailey.......................................           591,065(1)                  3.55%
  230 Park Ave.
  New York, NY 10169
Gerald J. Breen.......................................             7,500(2)                   .05%
  5200 Harvard Ave.
  Cleveland, OH 44105

Lawrence J. Cawley....................................           204,013(3)                  1.22%
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

Stephen K. Clough.....................................           116,530(4)                   .70%
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

John H.F. Haskell, Jr.................................            23,000(5)                   .14%
  535 Madison Ave., 15th Floor
  New York, NY 10022

Norton Stevens........................................             8,200(6)                   .05%
  866 Third Ave., 26th Floor
  New York, NY 10022

               OTHER EXECUTIVE OFFICERS
- - ------------------------------------------------------
John F. Brocci........................................            44,342(7)                   .27%
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

All officers and directors as a group, 7 persons......           994,650                     5.97%

- - ---------------
Note: Common Stock amounts represented above have been adjusted to reflect the stock split of April 30, 1992.

(1) Included in these shares are 10,000 owned by Mrs. Bailey as to which Mr. Bailey disclaims beneficial ownership and 10,000 shares which are acquirable under the Stock Option Plans in 1995.

(2) Included in these shares are 7,500 shares which are acquirable under the Stock Option Plans in 1995.

(3) Included in these shares are 20,000 owned by Mrs. Cawley as to which Mr. Cawley disclaims beneficial ownership, and 145,950 shares which are acquirable under the Stock Option Plans in 1995.

(4) Included in these shares are 90,500 shares which are acquirable under the Stock Option Plans in 1995.

(5) Included in these shares are 10,000 shares which are acquirable under the Stock Option Plans in 1995.

(6) Included in these shares are 5,000 shares which are acquirable under the Stock Option Plans in 1995.

(7) Included in these shares are 33,750 shares which are acquirable under the Stock Option Plans in 1995.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                     ---------------------------------
                                        ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                  --------------------------------   -----------------------   -------
                                                          OTHER                   SECURITIES
                                                          ANNUAL     RESTRICTED   UNDERLYING    LTIP      ALL OTHER
        NAME AND                   SALARY     BONUS      COMPEN-       STOCK       OPTIONS/    PAYOUTS   COMPENSATION
   PRINCIPAL POSITION      YEAR     ($)        ($)      SATION ($)   AWARDS ($)    SARS (#)      ($)         ($)
           (A)             (B)      (C)        (D)         (E)          (F)          (G)         (H)         (I)
- - -------------------------  ----   --------   --------   ----------   ----------   ----------   -------   ------------
Lawrence J. Cawley,......  1994   $300,288   $337,500        0            0         15,000        0            0
  Chairman and Chief       1993   $259,519   $176,800        0            0         30,000        0            0
  Executive Officer        1992   $235,808   $147,500        0            0              0        0            0

Stephen K. Clough,.......  1994   $223,961   $270,000        0            0         10,000        0            0
  President and Chief      1993   $192,615   $130,100        0            0         20,000        0            0
  Operating Officer        1992   $177,115   $ 94,400        0            0              0        0            0

John F. Brocci,..........  1994   $105,961   $ 94,500        0            0          5,000        0            0
  Vice President           1993   $ 92,181   $ 46,500        0            0         10,000        0            0
  Administration           1992   $ 84,631   $ 33,300        0            0         10,000        0            0

- - ---------------
Column (C): Includes deferrals into the 401(k) plan.

Column (G): Reflects the number of Non-qualified Stock Options granted and accounts for the stock split on April 30, 1992. Kaydon does not have a Stock Appreciation Rights (SAR) Plan.

     The Company has not entered into any employment contract with any of the named Officers or Directors nor does it have any compensatory plan or arrangement for said Officers or Directors.

REPORT OF THE KAYDON CORPORATION COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of independent outside directors. The Committee is responsible for establishing and administering the Company's Executive Compensation program.

(A)  COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is designed to support the overall objective of creating value for our shareholders through:

          - Hiring, developing, rewarding and retaining talented and productive employees;

          - Emphasizing pay-for-performance by having a significant portion of cash compensation for senior executives at-risk through performance bonus plans based upon financial, operating, strategic and growth objectives; and

          - Providing equity-based incentives for selected employees to ensure they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners, as well as employees.

(B)  THE PROGRAM IN GENERAL

     Kaydon Corporation's executive pay program is made up of the following elements:

     - Base Salary

          Salaries of officers are listed in the Summary Compensation Table. Each executive officer's performance and salary is reviewed annually by the Compensation Committee. The following considerations are used in determining the appropriate salary level: (a) the individual's sustained performance and contribution to the company; (b) their experience and job mastery; (c) their level of responsibility; (d) internal equity; and (e) external pay practices.

          The Base Pay component of annual compensation is based upon competitive pay practices of other industrial companies of similar size for persons in comparable positions. The Hewitt Associates Middle Market Index and other national independent published surveys are used to establish salary midpoints for comparable positions within Kaydon. Companies participating in these surveys differ from those companies represented in the comparator group in the Performance Graph on Page 11 because Kaydon competes for talent with a broader group of employers than just those in its industry. For example, of the 129 employers participating in the Middle Market Survey, only four are also in the comparator group. Salary range midpoints are generally set at the 50th percentile of the market. An individual executive's base salary may be above or below the salary midpoint depending on such variables as the individual's performance and achievement, their experience and job mastery, time in position and their contributions. The weight given these factors or other performance objectives during the annual review in setting each executive officer's base salary is determined subjectively by the Compensation Committee.

          Kaydon believes that maximum performance can be encouraged through the use of substantial annual incentive programs based upon attaining planned operating and growth goals, with increased proportional rewards for exceeding targets. Except for base pay, all other elements of executive compensation are at risk.

     - Annual Incentive Compensation Program

          Kaydon believes in results. Its incentive compensation program is designed to reward results.

          Kaydon's Management Incentive Compensation (MIC) Program is a combination of Management by Objectives (MBO) and profit sharing that focuses the Corporation and Operating Units on performance objectives relative to financial, operating and strategic business unit and corporate growth goals which are considered fundamental to the future success of our business(es) and which build shareholder value. Officers and certain other salaried employees are eligible to participate.

          Management's performance, and hence its rewards, are measured in such stockholder terms as Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return On Capital Employed (ROCE).

          At Kaydon's Corporate office, the annual bonus pool for the MIC program for eligible employees is generated at the rate of $80,000 for each 1% improvement in Kaydon's EPS over the prior year. The non-employee Directors may add to, or delete from, the formula generated pool up to $250,000 at their discretion, based upon their subjective evaluation of non-EPS performance factors. In 1994, Kaydon's

     EPS improved 16.9%. The non-employee directors neither added to, nor deleted from, the formula generated pool. The actual award to executive officers under this program is a function of the number of points each has been awarded under the program multiplied by the dollar amount produced by the Earnings Per Share formula described above. The points assigned to executive officers and the comparison of performance to goals are determined subjectively for each executive officer by the Compensation Committee and approved by the Board of Directors.

          At the various operating units, the annual bonus pool for the MIC program for eligible employees is a formula measuring Return On Capital Employed (ROCE) and Earnings Before Interest and Taxes (EBIT) which have a minimum threshold achievement requirement of 80% of plan.

          Total payout from the Annual Incentive Compensation Program is limited to no more than 15% of Kaydon's pre-tax earnings.

          All awards under this program are subject to review by the Compensation Committee and approval of the Board of Directors.

     - Employee Stock Options

          Stock options encourage and reward effective management that results in long-term corporate financial success as measured by stock price appreciation. Stock options only have value if the price of Kaydon's stock appreciates in value from the date the stock options are granted. Stockholders of Kaydon also benefit from such stock price appreciation.

          Kaydon's Employee Stock Option Plan has two components: incentive stock options and non-qualified stock options. No incentive stock options have been awarded since 1986. To encourage a longer-term perspective, the options cannot be exercised immediately. Further, grants have not been made at an option price less than the market value on the day of the grant. Stock options may be awarded annually consistent with the Company's objective to weight total compensation toward long-term equity interest for managers and executive officers with greater opportunity for reward if long-term performance is sustained.

          The Employee Stock Option Plan is overseen by the Compensation Committee (which consists of non-employee directors who are disinterested persons under the Plan). The Plan terms are supplemented by administrative guidelines and internal policies which govern the day-to-day workings of the Plan. However, consideration for and/or the granting of any stock option is within the subjective determination of the Committee. In 1994, the Committee granted awards totalling 54,000 options based on considerations such as performance, length of time since last grant, level of accountability, contribution to the Company's growth, and the options previously granted to the recipient. The Committee did not attach any particular weight to any factor and the final grant, if any, was subjectively determined by the Committee for each executive officer. Each employee stock option award requires approval by the Compensation Committee and the Board of Directors.

     - CEO Compensation

          Lawrence J. Cawley is Chairman and Chief Executive Officer. He has been Chief Executive Officer since November, 1987.

          - Base Salary

             Mr. Cawley's base pay range and midpoint is established in the manner described above.

             Mr. Cawley's performance is reviewed annually by the Compensation Committee. In 1994, Mr. Cawley's base salary was increased based on a consideration of such measures as: Earnings Growth Rate (increased 12.7%); Return on Stockholders Equity (20%); Return on Total Capital Employed (18.6%) and Earnings Per Share (increased 16.9%). However, no specific weighting was attached to any single factor or other performance objectives, and the final determination was based on the Committee's subjective judgment regarding his overall performance and that of the Company.

             Note: These measures exclude the cumulative effect of the adoption of Statement of Financial Accounting Standards No. 112.

          - Annual Incentive Compensation

             Mr. Cawley's annual incentive compensation is determined in the manner described above (percentage improvement of Earnings Per Share over the prior year) under the Annual Incentive Compensation Program. Mr. Cawley's actual award is a function of the number of points he has been awarded under the program (his points were established in 1987 and remain unchanged) multiplied by the dollar amount produced by the program formula. Mr. Cawley's 1994 incentive compensation award was not adjusted by the Compensation Committee.

          - Stock Options

             In 1994 Mr. Cawley was granted options for 15,000 shares of Kaydon stock based on his performance, overall contributions to the Company, length of time since his last grant and the options previously granted Mr. Cawley. No particular weight was attached to any single factor and the final determination was based on the Committee's subjective judgment regarding Mr. Cawley's performance, overall contributions to the Company and other factors.

          - 162(m) Disclosure

             No executive officer is expected to receive compensation which would be non-deductible under Section 162(m) of the Internal Revenue Code. Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision.

                                          COMPENSATION COMMITTEE:

                                            Norton Stevens

                                            Gerald J. Breen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer, Director or member of the Compensation Committee of the Company had any interlocking relationship which would require disclosure in this Proxy Statement.

                            OPTION/SAR GRANTS TABLE

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
- - ------------------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL
                                                                                  REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                               ANNUAL RATES OF      ALTERNATIVE TO
                                                                                 STOCK PRICE         (F) AND (G):
                                                                               APPRECIATION FOR       GRANT DATE
                           INDIVIDUAL GRANTS                                     OPTION TERM            VALUE
- - ----------------------------------------------------------------------------   ----------------     --------------
        (A)               (B)            (C)            (D)          (E)        (F)       (G)            (H)
                                      % OF TOTAL
                       NUMBER OF       OPTIONS/
                       SECURITIES        SARS
                       UNDERLYING     GRANTED TO    EXERCISE OR                                       GRANT DATE
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION                           PRESENT
        NAME           GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      5%($)     10%($)        VALUE($)
- - --------------------  ------------   ------------   -----------   ----------   -----     ------     --------------
Lawrence J.
  Cawley............     15,000           28%          23.875       12/20/99   --         --             8.29
Stephen K. Clough...     10,000           18%          23.875       12/20/99   --         --             8.29
John F. Brocci......      5,000            9%          23.875       12/20/99   --         --             8.29

- - ---------------

Note (1): In accordance with Securities and Exchange Commission rules, the
          Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price.

          The following assumptions were made for purposes of calculating Grant Date Present Value:
           (a) An option term of five (5) years which is the life of the grant.
           (b) Expected volatility which is calculated using the daily closing price of the stock for the six (6) months immediately preceding the option grant.
           (c) Dividend yield at $.44 per share which is the annualized dividend paid to shareholders on the date of the grant.
           (d) The risk-free rate of return is the average monthly U.S. Treasury note with a maturity date corresponding to the option term (i.e., 5 years).
           (e) No adjustments for non-transferability or risk of forfeiture. Note (2): The material terms of the option are as follows: 25% of the option is exercisable one year from the date of the grant and an additional 25% is exercisable each of the following three years. The right to purchase is cumulative. Exercisability may be accelerated upon death, disability, retirement, certain mergers or other corporate events, or a change in control of Kaydon. The option price may be paid in stock or cash, but income taxes must be paid in cash.
Note (3): Column (B) and (C) -- Kaydon does not have a Stock Appreciation Rights
          (SAR) Plan.
Note (4): (a) Mr. Cawley received a single option grant of 15,000 shares for the last fiscal year.
          (b) Mr. Clough received a single option grant of 10,000 shares for the last fiscal year.
          (c) Mr. Brocci received a single option grant of 5,000 shares for the last fiscal year.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE
- - --------------------------------------------------------------------------------------------------------
                     (A)                           (B)          (C)            (D)              (E)
                                                                            NUMBER OF
                                                                           SECURITIES        VALUE OF
                                                                           UNDERLYING       UNEXERCISED
                                                                           UNEXERCISED     IN-THE-MONEY
                                                                          OPTIONS/SARS     OPTIONS/SARS
                                                 SHARES                   AT FY-END (#)    AT FY-END ($)
                                               ACQUIRED ON     VALUE      -------------    -------------
                                                EXERCISE      REALIZED    EXERCISABLE/     EXERCISABLE/
                    NAME                           (#)          ($)       UNEXERCISABLE    UNEXERCISABLE
- - ---------------------------------------------  -----------    --------    -------------    -------------
Lawrence J. Cawley...........................     10,000       62,500       (E) 110,400       565,913
                                                                            (U)  61,800       159,263

Stephen K. Clough............................     10,000       51,250       (E)  68,500       353,688
                                                                            (U)  39,500        98,312

John F. Brocci...............................      2,500       14,062       (E)  27,500       108,750
                                                                            (U)  17,500        16,250

- - ---------------

Note: All values reflect two-for-one stock split on April 30, 1992. Kaydon stock closed at $24.00 on 12/31/94.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
- - --------------------------------------------------------------------------------------------------------------
                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                                                NON-STOCK PRICE BASED PLANS
                                                                              --------------------------------
                  (A)                          (B)               (C)             (D)         (E)        (F)
                                            NUMBER OF       PERFORMANCE OR
                                          SHARES, UNITS   OTHER PERIOD UNTIL
                                         OR OTHER RIGHTS    MATURATION OR     THRESHOLD   TARGET ($   MAXIMUM
                 NAME                          (#)              PAYOUT         ($ OR #)     OR #)     ($ OR #)
- - ---------------------------------------  ---------------  ------------------  ----------  ----------  --------
Lawrence J. Cawley.....................         0                 0               0           0          0

Stephen K. Clough......................         0                 0               0           0          0

John F. Brocci.........................         0                 0               0           0          0

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*

               KAYDON CORPORATION, S&P 500 AND MACHINERY INDUSTRY
                     (PERFORMANCE RESULTS THROUGH 12/31/94)

      MEASUREMENT PERIOD                                           MACHINERY
    (FISCAL YEAR COVERED)           KAYDON          S&P 500          INDEX
1989                                    100.00          100.00          100.00
1990                                    108.45           96.83           95.43
1991                                    142.97          126.41          122.73
1992                                    153.92          136.36          138.32
1993                                    138.08          150.00          182.58
1994                                    162.58          151.98          175.52

              - Assumes $100 Invested in Common Stock at the close of trading in December, 1989.
              - Total Return Assumes Reinvestment of Dividends.
              - Based Upon Fiscal Year Ending December 31, 1994.
              - Industry Index Based On Value Line Machinery Industry Index.
              Source: Value Line, Inc.

                               PENSION PLAN TABLE

     The following table presents information regarding estimated annual benefits payable as a straight life annuity upon retirement to persons in specified remuneration and years of service classifications, under the present plan formula. The benefits include the benefits payable under the Kaydon Corporation Retirement Plan and benefits provided under the Supplemental Executive Retirement Plan ("SERP").

                FINAL                                  YEARS OF SERVICE AT RETIREMENT
               AVERAGE                 ---------------------------------------------------------------
                 PAY                      5        10         15         20         25      30 OR MORE
- - -------------------------------------  -------   -------   --------   --------   --------   ----------
$ 50,000.............................  $ 3,245   $ 6,490   $  9,735   $ 12,980   $ 16,225    $ 19,470
  75,000.............................    5,220    10,440     15,660     20,880     26,100      31,430
 100,000.............................    7,195    14,390     21,585     28,780     35,975      43,170
 125,000.............................    9,170    18,340     27,510     36,680     45,850      55,020
 150,000.............................   11,145    22,290     33,435     44,580     55,725      66,870
 175,000.............................   13,120    26,240     39,360     52,480     65,600      78,720
 200,000.............................   15,095    30,190     45,285     60,380     75,475      90,570
 225,000.............................   17,070    34,140     51,210     68,280     85,350     102,420
 250,000.............................   19,045    38,090     57,135     76,180     95,225     114,270
 275,000.............................   21,020    42,040     63,060     84,080    105,100     126,120
 300,000.............................   22,995    45,990     68,985     91,980    114,975     137,970
 325,000.............................   24,970    49,940     74,910     99,880    124,850     149,820
 350,000.............................   26,945    53,890     80,835    107,780    134,725     161,670
 375,000.............................   28,920    57,840     86,760    115,680    144,600     173,520
 400,000.............................   30,895    61,790     92,685    123,580    154,475     185,370
 425,000.............................   32,870    65,740     98,610    131,480    164,350     197,220
 450,000.............................   34,845    69,690    104,535    139,380    174,225     209,070

     The benefit illustrated above is calculated based on the following formula:
1.00% of final average pay plus .58% of final average pay in excess of covered compensation times years of service to a maximum of 30 years.

     Final average compensation is the average compensation for the three highest consecutive calendar years during the ten most recent calendar years. Remuneration covered by the plans in a particular year includes (1) that year's salary (base pay, overtime, and commission), and (2) compensation received in that year under the Management Incentive Compensation Plan in an amount up to 50% of the participant's base pay as of December 31 of the preceding calendar year. The 1994 remuneration covered by the plan for each participant, therefore, includes management incentive compensation (up to such 50% ceiling) paid during 1994 in respect of 1993 awards.

     Federal regulations require that no more than $150,000 in compensation be considered for the calculation of retirement benefits from the qualified plan (Kaydon Corporation Retirement Plan) in 1994. The maximum amount paid from a qualified defined benefit plan cannot exceed $118,800 as of January 1, 1994. The benefit amounts under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts.

     The SERP is a nonqualified supplemental pension plan for designated executive officers that provides increased benefits that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans. Benefits under the SERP are not reduced for early commencement for retirement at age 62 or later. The benefits provided under the SERP are not subject to any deduction for Social Security benefits or other offset amounts (other than the amounts received from the Retirement Plan).

     For each of the following officers of Kaydon, the credited Years of Service under the Retirement Plan, as of December 31, 1994, and the remuneration received during 1994 covered by the Retirement Plan and the SERP were, respectively, as follows: Mr. Cawley, 9 years and $447,785; Mr. Clough, 9 years and $334,461; Mr. Brocci, 6 years and $152,461.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of Kaydon has selected Arthur Andersen LLP, independent public accountants, to audit Kaydon's consolidated financial statements for the year ending December 31, 1994. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders present.

                      PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal which a shareholder of Kaydon desires to have included in the proxy relating to the 1996 Annual Meeting of Shareholders must be received by Kaydon at its Corporate offices (sent to the attention of the Corporate Secretary) no later than October 31, 1995. The Corporate offices of Kaydon are located at 19345 U.S. 19 North, Suite 500, Clearwater, Florida 34624-3148.

                           EXPENSES AND OTHER MATTERS

EXPENSES OF SOLICITATION

     Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

OTHER ITEMS OF BUSINESS

     The management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          John F. Brocci
                                          Vice President Administration
                                          Corporate Secretary

March 7, 1995

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                                                                     APPENDIX A

PROXY                          KAYDON CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 26, 1995
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KAYDON CORPORATION

    The undersigned hereby appoints LAWRENCE J. CAWLEY and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at Tampa Airport Marriott, Tampa International Airport, Tampa, Florida on Wednesday, April 26, 1995 at 10:00 AM, Eastern time, and at any adjournment thereof.

    Your vote for the six directors may be indicated on the reverse side. Glenn
W. Bailey, Gerald J. Breen, Lawrence J. Cawley, Stephen K. Clough, John H.F. Haskell, Jr. and Norton Stevens have been nominated for election as Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. PLEASE MARK BOX OR /X/ .
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1.  Election of Directors:

/ /  FOR all nominees (except as    / /  AUTHORITY WITHHELD for all.   / /  AUTHORITY WITHHELD for the following
     listed to the contrary).                                               only (write each nominee's name in
                                                                            the space below)

- - --------------------------------------------------------------------------------

                                    Name(s)
                (Continued and to be signed on the reverse side)

    2. In their discretion, on other matters which properly come before the meeting or any postponement or adjournment thereof.

    You are urged to date, sign, and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

                                                   Dated:                 , 1995
                                                         -----------------

                                                   ---------------------------
                                                             Signature

                                                   -----------------------------
                                                     Signature if held jointly

                                                   IMPORTANT: Please sign
                                                   exactly as your name or names
                                                   appear hereon. If signing as
                                                   an attorney, executor,
                                                   administrator, trustee,
                                                   guardian, or in some other
                                                   representative capacity, or
                                                   as officer of a corporation,
                                                   please indicate your capacity
                                                   or full title. For joint
                                                   accounts, all tenants should
                                                   sign.